EXHIBIT B-1

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NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
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	Date of management	Date of last approval	Date of last
	agreement	by Trustees of the	submission of existing
		management	management
		agreement	agreement to vote of
shareholders of each
Fund
Balanced Portfolio	11/03/2003	09/25/2008	09/23/2003
Growth Portfolio	11/03/2003	09/25/2008	09/23/2003
Guardian Portfolio	11/03/2003	09/25/2008	09/23/2003
High Income Bond Portfolio	06/10/2004	09/25/2008	09/23/2003
International Portfolio	11/03/2003	09/25/2008	09/23/2003
Mid-Cap Growth Portfolio	11/03/2003	09/25/2008	09/23/2003
Partners Portfolio	11/03/2003	09/25/2008	09/23/2003
Regency Portfolio	11/03/2003	09/25/2008	09/23/2003
Short Duration Bond Portfolio	11/03/2003	09/25/2008	09/23/2003
Small-Cap Growth Portfolio (formerly Fasciano Portfolio)*	11/03/2003	09/25/2008	09/23/2003
Socially Responsive Portfolio	11/03/2003	09/25/2008	09/23/2003

* On 08/15/2008 Fasciano Portfolio changed its name to Small-Cap Growth Portfolio.

B-8